UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 18, 2020

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2020, the Board of Directors of MVB Financial Corp. (“MVB”) elected W. Marston “Marty” Becker as a director, to serve until the next annual meeting of shareholders, which is scheduled for May 18, 2021, and to thereafter serve for a term to be defined at the same MVB annual meeting. Mr. Becker will serve as a member of the HR & Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee of MVB.

Mr. Becker is immediate past Chairman of the Board of QBE Insurance Group, a top 15 global property and casualty insurer headquartered in Sydney, Australia. He was appointed to the Board in 2013, became Chair in 2014 and served until March 2020.

From 2006 to 2013 he served as President and Chief Executive Officer of Alterra Capital Holdings Limited, a global specialty insurance and reinsurance company. Prior to that, he led the restructuring and wind-down of Trenwick Group Ltd.; served as non-executive chairman of Hales & Company; was Chairman and Chief Executive Officer of Orion Capital Corporation, a NYSE-listed company with assets exceeding $4 billion; served as President and CEO of DPIC Companies, an Orion Capital subsidiary; was President and CEO of McDonough Caperton Insurance Group; and worked with the public accounting firm of Ernst & Young.

Mr. Becker serves on a variety of corporate boards in the financial services, manufacturing and non-profit sectors: director of Encova Mutual Insurance in Columbus, Ohio; director of Amynta Group in New York City; director of Dorado Insurance in Hamilton, Bermuda; Advisory Board member of private equity funds American Securities and Cohesive Capital; director of The Mountain Companies of Parkersburg, West Virginia; member of the Board of Governors of West Virginia University; director of the West Virginia Chamber of Commerce and the West Virginia Roundtable and current Chair of the Clay Center for the Arts and Sciences. Mr. Becker earned his Juris Doctor and Bachelor of Science in Business Administration degrees from West Virginia University. He is a Certified Public Accountant.

There were no arrangements or understandings pursuant to which Mr. Becker was appointed as a director, and there are no related party transactions between MVB and Mr. Becker reportable under Item 404(a) of Regulation S-K. Mr. Becker will be entitled to the same compensation and benefits made available to MVB’s non-employee directors generally.

Item 7.01.    Regulation FD Disclosure.

On November 18, 2020, MVB issued a press release announcing the appointment of Mr. Becker as referenced in Item 5.02 above.

A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of MVB Financial Corp. dated November 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer

Date: November 18, 2020

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

99.1	Press release of MVB Financial Corp. dated November 18, 2020	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Document	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith